UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: February 17, 2009
(Date of earliest event reported)
McAfee, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2009 Grants of Performance Stock Units to Named Executive Officers
On February 17, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of McAfee, Inc. (“McAfee”) granted performance stock units (“PSUs”) to McAfee’s named executive officers as follows:

Name	Title	Number of PSUs
David DeWalt	Chief Executive Officer and President	135,584

Christopher Bolin	Executive Vice President and	17,896
	Chief Technology Officer

Mark Cochran	Executive Vice President,	23,010
	General Counsel and Corporate Secretary

Michael DeCesare	Executive Vice President, Worldwide	44,200
	Sales Operations
The vesting of the PSUs is based upon the achievement of certain performance measures established by the Committee for the 2009 performance period and to be established by the Committee for future performance periods. The PSUs are also subject to the terms and conditions of McAfee’s 1997 Stock Incentive Plan, as amended, and McAfee’s standard form of Performance Stock Unit Issuance Agreement entered into by McAfee and each award recipient.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee, Inc.
Date: February 23, 2009	By:	/s/ Keith S. Krzeminski
Keith S. Krzeminski
Senior Vice President, Finance and Chief Accounting Officer